UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2009

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA		98225
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 23, 2009, Pengram Corporation (the "Company") entered into an Extension Agreement (the "Extension Agreement") with Bako Resources Inc. ("Bako") whereby Bako agreed to extend the due date of a non-interest bearing promissory note in the amount of CDN $70,000 payable to it from June 30, 2009 to December 31, 2009. In consideration of the extension, the Company issued to Bako 60,000 shares of the Company's common stock.

The promissory note was initially issued as part consideration for the Company's acquisition of the Clisbako Property under the terms of the purchase agreement dated December 16, 2008 between the Company and Bako.

SECTION 3 – SECURITIES AND TRADING MARKETS.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 23, 2009, in consideration of the Extension Agreement described in Item 1.01 herein, the Company issued 60,000 shares of its common stock to Bako. These shares were issued pursuant to Regulation S promulgated under the Securities Act of 1933 on the basis of representations provided by Bako that it is not a “U.S. Person” as that term is defined in Regulation S.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement dated December 16, 2008 between the Company and Bako Resources Inc.(1)

10.2	Extension Agreement dated July 23, 2009 between the Company and Bako Resources Inc.

(1) Previously filed as an exhibit to our Current Report on Form 8-K filed on December 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date: July 24, 2009
	By:	/s/ Richard W. Donaldson

RICHARD W. DONALDSON
President and Chief Executive Officer